Exhibit 99.9

Strictly Private and Confidential

Fairness Opinion Materials Prepared for:

PROJECT GENERALS

Presentation to the Board of Directors

July 25, 2007

SANDLER O’NEILL + PARTNERS, L.P.

New York – Atlanta—Boston—Chicago—San Francisco

GENERAL INFORMATION AND LIMITATIONS

This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Sandler O’Neill & Partners, L.P. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consentof Sandler O’Neill & Partners, L.P.

The analyses contained herein rely upon information obtained from the recipientor from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O’Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it.

Sandler O’Neill & Partners, L.P. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receiptof business or compensation. The Firm also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions.

Sandler O’Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O’Neill & Partners Corp., a New York corporation. Sandler O’Neill & Partners, L.P. is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Sandler O’Neill Mortgage Finance Corp. is an indirect subsidiary of Sandler O’Neill & Partners Corp.

This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure.

Table of Contents

I. Executive Summary

II. Strategic Review

III. Standalone Valuation Overview

A. GRANT

B. LEE

IV. Relative Valuation Analysis

V. Pro Forma Analysis

3

I. Executive Summary

Executive Summary

Terms of the Transaction

Structure Merger of Equals

New name to be determined

LEE’s holding company will be merged into GRANT’s holding

company

Form of Consideration 100% stock

1.5850	shares of GRANT common stock in exchange for each

share of LEE common stock

Outstanding LEE options to be rolled into equivalent GRANT

options

Pro Forma Ownership GRANT’s pro forma ownership on a fully diluted basis: 48.3%

Transaction Value $241.5 million for all common stock and options based on

$20.43	closing stock price for GRANT as of July 24,2007
1.5850	exchange ratio = $32.38 per LEE share

Market premium for LEE on July 24, 2007 = 4.15%

Tax Treatment Tax-deferred for shareholders

Non-taxable at the corporate level

5

Executive Summary

Terms of the Transaction

Board Representation Equal board split (12 GRANT / 12 LEE)

Executive Team Chairman of the Board: Bill Heath(LEE)

President and CEO: Ed Barham(GRANT)

Chief Financial Officer: Jeff Farrar(GRANT)

Chief Operating Officer: Litz Van Dyke (GRANT)

Bank President: Greg Feldman(LEE)

Due Diligence Due Diligence is complete for both GRANT and LEE

Anticipated Timing Closing Late 4th

quarter 2007, or early 1st quarter 2008

Structure/Termination No collars or walk-away rights

Drop Dead Date June 30, 2008

Deal Protection Dual 19.9% Lock-Up Option

Putoption for cash

Subject to $11.75 million maximum and $5.5 million minimum

6

II. Strategic Review

Strategic Review

Transaction Rationale

Creates the largest independent bank headquartered in Virginia

Combines the best banking talent from both GRANT and LEE

Creates a Wealth Management division with $1 billion of assets under management Expands presence in the highly attractive Virginia marketplace Enhances competitive position Accretive to Earnings Per Share for both GRANT and LEE in first full year following close Increases stock trading liquidity and market capitalization

Significantly improves the possibility that combined company could be included in the Russell 3000 Index in 2008

Strategic Review

Summary Franchise Comparison

Standalone

GRANT LEE

Balance Sheet

Net Loans $1,210,309 $1,145,911

Assets 1,601,153 1,529,670

Deposits 1,277,755 1,275,202

Profitability

ROAA 1.20% 1.14%

ROAE 12.96 10.21

Efficiency Ratio 60.4 57.7

Net Interest Margin 4.17 3.95

Non-Int. Income / Avg. Assets 0.98 0.99

Non-Int. Expense / Avg. Assets 2.97 2.74

Market Capitalization ($mm) 220.5 229.4

Branches 40 27

MSA Deposit Market Share Rank

Staunton-Waynesboro 1 -

Culpeper 1 -

Harrisonburg 8 -

Charlottesville 11 -

Roanoke 12 6

Lynchburg 14 5

Blacksburg-Christiansburg-Radford—1

Note: Financial Data as of LTM March 31, 2007.

Market share data as of June 30, 2006, adjusted for M&A Activity through July 20, 2007.

Pricing Data as of July 24, 2007

Strategic Review

Pro Forma Branch Map

GRANT LEE

Source: SNL Financial

III. Standalone Valuation

# Standalone Valuation

## *Publicly-Traded Virginia Banks with Total Assets between $750 million and $2.5 billion*

| Name | City | St. | Total Assets ($) | Tangible Equity/ Tangible Assets (%) | LTM ROAA (%) | LTM ROAE (%) | Price/ Tangible BV (%) | Price/ LTM EPS (x) | Price/ Est. 2007 EPS (x) | Price/ Est. 2008 EPS (x) | Market Cap. ($) |
|---|---|---|---|---|---|---|---|---|---|---|---|
| TowneBank | Portsmouth | VA | 2,460 | 7.22 | 1.06 | 10.0 | 245 | 19.2 | - | - | 423 |
| Union Bankshares Corp. | Bowling Green | VA | 2,167 | 6.68 | 1.14 | 12.0 | 187 | 11.1 | 12.1 | 11.2 | 263 |
| First Community Bancshares Inc | Bluefield | VA | 2,116 | 7.58 | 1.46 | 14.1 | 185 | 9.8 | 10.0 | 9.5 | 288 |
| Virginia Commerce Bancorp Inc. | Arlington | VA | 2,114 | 7.22 | 1.33 | 18.6 | 246 | 15.1 | 14.4 | 12.7 | 375 |
| Cardinal Financial Corp. | McLean | VA | 1,720 | 8.24 | 0.43 | 4.3 | 153 | 33.7 | 27.3 | 17.9 | 214 |
| Burke & Herbert Bank & Trust | Alexandria | VA | 1,527 | 10.01 | 1.33 | 13.6 | 187 | 14.6 | - | - | 285 |
| Gateway Financial Holdings | Virginia Beach | VA | 1,323 | 7.51 | 0.68 | 7.1 | 159 | 20.7 | 16.8 | 11.9 | 156 |
| National Bankshares Inc. | Blacksburg | VA | 877 | 9.66 | 1.48 | 12.9 | 169 | 11.1 | 11.2 | 10.7 | 141 |
| Eastern Virginia Bankshares | Tappahannock | VA | 882 | 9.59 | 0.99 | 10.6 | 156 | 14.3 | 14.4 | 13.2 | 131 |
| Old Point Financial Corp. | Hampton | VA | 812 | 9.49 | 0.90 | 10.0 | 130 | 13.6 | - | - | 100 |
| Middleburg Financial Corp. | Middleburg | VA | 822 | 8.97 | 1.01 | 10.2 | 191 | 18.1 | 15.9 | 14.8 | 140 |
| American National Bankshares | Danville | VA | 788 | 9.37 | 1.48 | 12.5 | 190 | 11.7 | 11.5 | 11.5 | 136 |
| | HIGH | | 2,460 | 10.01 | 1.48 | 18.6 | 246 | 33.7 | 27.3 | 17.9 | 423 |
| | LOW | | 788 | 6.68 | 0.43 | 4.3 | 130 | 9.8 | 10.0 | 9.5 | 100 |
| | MEAN | | 1,467 | 8.46 | 1.11 | 11.3 | 183 | 16.1 | 14.8 | 12.6 | 221 |
| | MEDIAN | | 1,425 | 8.60 | 1.10 | 11.3 | 186 | 14.5 | 14.4 | 11.9 | 185 |
| **GRANT** | | | **1,601** | **8.57** | **1.20** | **13.0** | **162** | **11.6** | **11.4** | **11.0** | **220** |
| | **Ranking out of 14:** | | **6** | **8** | **6** | **4** | **10** | **11** | **9** | **8** | **7** |
| **LEE** | | | **1,530** | **8.71** | **1.14** | **10.2** | **177** | **13.4** | **12.7** | **-** | **229** |
| | **Ranking out of 14:** | | **7** | **7** | **7** | **9** | **8** | **9** | **6** | **NA** | **6** |

Note: Dollars in millions
Data as of or for the twelve months ending March 31, 2007; Pricing data as of July 24, 2007
Source: SNL Financial

12

SANDLER O'NEILL + PARTNERS, L.P.

A. GRANTOverview

GRANTOverview

One-Year Historical Stock Price Performance

Price and Volume

One-Year Trading Distribution

Cumulative Distribution of Volume

Comparative Price Appreciation

Source: FactSet $30.00 $28.00 $26.00 $24.00 $22.00 $20.00

00	0

7/20/06 9/29/06 12/11/06 2/26/07 5/08/07 7/21/07

150,000 120,000 90,000 60,000 30,000

Avg. Daily Volume = 20,306

50% 40% 30%

20% 10% 0%

0.0%

0.0%

0.0%

0.5%

47.0%

11.4%

41.1%

<-25.0%

-25.0%to -15.0%

-15.0%to -5.0% $19.16 to $21.18 to $23.20 to $25.21and $21.18 $23.20 $25.21 and up

-5.0%to +5.0%of Today’sPriceof $20.17

+5.0%to +15.0%

+15.0%to +25.0%

>+25.0% $0.00 to $15.13 $15.13 to $17.14 $17.14 to $19.16 $25.21and up

100% 80% 60% 40%

20% 0%

100.0% 92.5%

73.8%

63.0%

47.5% 50.0%

1.4% $20.48 to up to $23.04 up to $

24.32	up to $25.60 up to $26.88 up to $$21.76 28.16 up to $29.44

Note: Histogramreport ranges are defined using the average of the high and low prices of the current day, not closing price.

130% 120% 110% 100% 90% 80% 70%

7/20/06 9/29/06 12/11/06 2/26/07 5/08/07 7/21/07

22.8%

(4.2%)

(10.9%)

(12.8%)

(23.9%)

GRA NT NASDAQ Bank Index S&P 500 Co mpo site LEE

COMPOSITE = AM NB, BHRB, CFNL, EVBS, FCBC, GBTS, MBRG, NKSH, OPOF, TOWN, UBSH

VCBI

GRANTOverview

Three-Year Historical Stock Price Performance

Price and Volume $30.00 $28.00 $26.00 $24.00 $22.00 $20.00

Avg. Daily Volume = 16,255

7/20/04 2/23/05 9/28/05 5/05/06 12/08/06 07/21/07

200,000 160,000 120,000 80,000 40,000 0

Stock Price Volume

Reported Vol. = 12,309,501

Shares Traded / Shares Outstanding = 114.06%

Three-Year Trading Distribution

60% 50%

40% 30% 20% 10% 0%

0.0%

0.0% 0.0%

24.7%

51.6%

23.7%

0.0% $0.00 to $10.09 $10.09 to $14.12 $14.12 to $18.15 $18.15 to $22.19 $22.19 to $26.22 $26.22 to $28.24 $28.24 and up

<-50.0%

-50.0%to -30.0%

-30.0%to -10.0%

-10.0%to+10.0%of Today’sPriceof $20.17

+10.0%to +30.0%

+30.0%to +50.0%

GRANT N ASDAQ Bank Index S&P 500 Co mposite LEE

COMPOSITE = AM NB, BHRB, CFNL, EVBS, FCBC, GBTS, MBRG, NKSH, OPOF, TOWN, UBSH

VCBI

Cumulative Distribution of Volume

100% 80% 60% 40%

20% 0%

0.1%

7.4%

47.0%

57.2%

70.3%

83.1%

96.5%

100.0% $19.20 to up $20.48 up to $21.76 up to $23.04 up to $24.32 up to $25.60 up to $26.88 up to $28.16 up to $29.44

Note: Histogram report ranges are defined using the average of the high and low prices of the current day, not closing price.

Comparative Price Appreciation

170% 150% 130% 110% 90%

90%

7/20/04 2/23/05 9/28/05 5/05/06 12/08/06 07/21/07

38.4%

19.7%

5.5% (0.8%) (2.6%)

GRANT NASDAQ Bank Index S&P 500 Composite LEE

COMPOSITE = AM NB, BHRB, CFNL, EVBS, FCBC, GBTS, MBRG, NKSH, OPOF, TOWN, UBSH

VCBI

Source: FactSet

GRANTOverview

Net Present Value Analysis Based on 2010 Projected EPS and TBV

Assumptions 2007 2008 2009 2010

Stockprice $20.43 Net Income ($M) $17.32 $19.60 $20.99 $22.89

Discount Rate (%) 12.63 Fully Diluted Shares (M) 10.8 10.8 10.8 10.8

EPS ($) $1.60 $1.81 $1.94 $2.11

Dividends Per Share ($) $0.64 $0.68 $0.72 $0.76

10x 12x 14x 16x 18x

10.0	16.62 19.51 22.40 25.28 28.17

Discount 11.0 16.06 18.85 21.63 24.41 27.20

Rate (%) 12.0 15.53 18.21 20.90 23.58 26.27

13.0	15.01 17.60 20.20 22.79 25.38
14.0	14.52 17.02 19.52 22.03 24.53

10x 12x 14x 16x 18x

EPS(25.0)	11.92 13.89 15.85 17.82 19.79

Below Base(20.0) 12.57 14.67 16.77 18.87 20.97

(15.0)	13.23 15.46 17.69 19.92 22.15
(10.0)	13.89 16.25 18.61 20.97 23.34
(5.0)	14.54 17.04 19.53 22.02 24.52

Base Case 0.0 15.20 17.82 20.45 23.07 25.70

5.0	15.85 18.61 21.37 24.12 26.88
10.0	16.51 19.40 22.29 25.17 28.06
15.0	17.17 20.19 23.21 26.22 29.24

EPS 20.0 17.82 20.97 24.12 27.27 30.42

Above Base 25.0 18.48 21.76 25.04 28.32 31.61

125% 150% 175% 200% 225%

10.0	16.94 19.88 22.83 25.78 28.72

Discount 11.0 16.36 19.21 22.05 24.89 27.73

Rate (%) 12.0 15.82 18.56 21.30 24.04 26.78

13.0	15.29 17.94 20.59 23.23 25.88
14.0	14.79 17.35 19.90 22.46 25.01

Note: Sandler O’Neill matched GRANT’s management budget through 2011

B. LEE Overview

LEE Overview

One-Year Historical Stock Price Performance

Price and Volume $45.00 $42.00 $39.00 $36.00 $33.00 $30.00

7/20/06 9/29/06 12/11/06 2/26/07 5/08/07 7/21/07

Avg. Daily Volume = 12,757

150,000 120,000 90,000 60,000 30,000 0

Stock Price Volume

Reported Vol. = 3,214,716

Shares Traded / Shares Outstanding = 43.61%

One-Year Trading Distribution

60% 50% 40% 30%

20% 10% 0% $0.00 to $23.47 $23.47 to $26.60 $26.60 to $29.73 $29.73 to $32.85 $32.85 to $35.98 $35.98 to $39.11 $39.11and up

0.0%

0.0% 0.0%

10.0%

54.3%

25.2%

10.5%

<-25.0%

-25.0%to -15.0%

-15.0%to -5.0%

-5.0%to +5.0%of Today’sPriceof $31.29

+5.0%to +15.0%

+15.0%to +25.0%

>+25.0%

Cumulative Distribution of Volume

100% 80% 60% 40% 20% 0%

.8%

5.8%

38.4%

58.6%

75.3%

82.8%

95.4%

98.7%

100.0% $30.40 to $32.00 up to $33.60 up to $35.20 up to $36.80 up to $38.40 up to $40.00 up to $41.60 up to $43.20

Note: Histogramreport ranges are defined using the average of the high and low prices of the current day, not closing price.

Comparative Price Appreciation

130% 120% 110% 100% 90% 80% 70%

70%

7/20/06 9/29/06 12/11/06 2/26/07 5/08/07 7/21/07

22.8%

(4.2%)

(10.9%) (12.8%)

(23.9%)

LEE NASDAQ Bank Index S&P 500 Composite GRANT

COMPOSITE = AM NB, BHRB, CFNL, EVBS, FCBC, GBTS, MBRG, NKSH, OPOF, TOWN, UBSH

VCBI

60% 50% 40% 30% 20% 10% 0%

0.0%

0.0% 0.0%

10.0%

54.3%

25.2%

10.5% $0.00 to $23.47 $23.47 to $26.60 $26.60 to $29.73 $29.73 to $32.85 $32.85 to $35.98 $35.98 to $39.11

<-25.0%

-25.0%to -15.0%

-15.0%to -5.0%

-5.0%to +5.0%of Today'sPriceof $31.29

+5.0%t o +15.0%

+15.0%t o +25.0% $39.11and up

Source: FactSet

LEE Overview

Three-Year Historical Stock Price Performance

Price and Volume $45.00 $40.00 $35.00 $30.00 $25.00 $20.00

Avg. Daily Volume = 9,640

7/20/04 2/23/05 9/28/05 5/05/06 12/08/06 07/21/07

150,000 120,000 90,000 60,000 30,000 0

Stock Price Volume

Reported Vol. = 7,344,062

Shares Traded / Shares Outstanding = 99.62%

Three-Year Trading Distribution

50% 40% 30%

20% 10% 0%

0.0%

0.0%

25.9%

47.9%

25.1%

1.0%

0.0%

Cumulative Distribution of Volume

100% 80% 60% 40% 20% 0% $23.04 to up to $28.16 up to up to up to

up to $25.60 up to up to $30.72 $33.28 $35.84 $38.40 $40.96 $43.52

3.0%

26.6%

34.0%

51.7%

82.7%

92.5%

99.0%

100.0%

Note: Histogramreport ranges are defined using the average of the high and low prices of the current day, not closing price. $0.00 to $15.65 $15.65 to $$21.90 $21.90 to $28.16 $28.16 to $34.42 to $34.42 to $40.68 $40.68 to $$43.81 $43.81and up

<-50.0%

-50.0%to -30.0%

-30.0%to -10.0%

-10.0%to+10.0%of Today’sPriceof $31.29

+10.0%to +30.0%

+30.0%to +50.0%

>+50.0%

Comparative Price Appreciation

175% 160% 145% 130% 115% 100% 85%

7/20/04 2/23/05 9/28/05 5/05/06 12/08/06 07/21/07

38.4%

19.7%

5.5%

(0.8%) (2.6%)

LEE NASDAQ Bank Index S&P 500 Composite GRANT

COMPOSITE = AM NB, BHRB, CFNL, EVBS, FCBC, GBTS, MBRG, NKSH, OPOF, TOWN, UBSH

VCBI

50% 40% 30% 20% 10% 0% $0.00 to $15.65 $15.65 to $21.90 $21.90 to $28.16 $28.16 to $34.42 $34.42 to $40.68 $40.68 to $43.81 $43.81and up

0.0%

0.0%

25.9%

47.9%

25.1%

1.0%

0.0%

+30.0%t o +50.0%

+10.0%t o +30.0%

-10.0%t o+10.0%of Today'sPriceof $31.29

-30.0%t o -10.0%

-50.0%to -30.0%

<-50.0%

Source: FactSet

LEE Overview

Net Present Value Analysis Based on 2010 Projected EPS and TBV

Assumptions 2007 2008 2009 2010

Stockprice $31.09 Net Income ($M) $17.21 $18.86 $20.21 $21.66

Discount Rate (%) 13.29 Fully Diluted Shares (M) 7.5 7.5 7.5 7.5

EPS ($) $2.31 $2.53 $2.71 $2.90

Dividends Per Share ($) $0.88 $0.94 $1.00 $1.06

10x 12x 14x 16x 18x

11.0	23.33 27.38 31.43 35.48 39.54

Discount 12.0 22.59 26.51 30.43 34.34 38.26

Rate (%) 13.0 21.89 25.67 29.46 33.25 37.03

14.0	21.21 24.87 28.53 32.20 35.86
15.0	20.56 24.10 27.65 31.19 34.73

10x 12x 14x 16x 18x

EPS(25.0)	16.48 19.20 21.92 24.65 27.37

Below Base(20.0) 17.39 20.29 23.19 26.10 29.00

(15.0)	18.30 21.38 24.46 27.55 30.63
(10.0)	19.20 22.47 25.73 29.00 32.26
(5.0)	20.11 23.56 27.00 30.45 33.90

Base Case 0.0 21.02 24.65 28.27 31.90 35.53

5.0	21.92 25.73 29.54 33.35 37.16
10.0	22.83 26.82 30.81 34.80 38.79
15.0	23.74 27.91 32.08 36.25 40.43

EPS 20.0 24.65 29.00 33.35 37.71 42.06

Above Base 25.0 25.55 30.09 34.62 39.16 43.69

125% 150% 175% 200% 225%

11.0	24.27 28.51 32.74 36.97 41.20

Discount 12.0 23.51 27.60 31.69 35.78 39.87

Rate (%) 13.0 22.77 26.73 30.68 34.64 38.59

14.0	22.06 25.89 29.72 33.54 37.37
15.0	21.39 25.09 28.79 32.49 36.19

Note: Sandler O’Neill matched LEE’s management budget through 2011

IV. Relative Valuation Analysis

Relative Valuation Analysis

Contribution Analysis

LEE As a % GRANT As a %

Cash & Securities $294,871 49.36% $302,567 50.64%

Net Loans $1,143,850 49.03% $1,189,059 50.97%

Total Intangibles $46,996 72.93% $17,443 27.07%

Total Assets $1,542,931 49.32% $1,585,769 50.68%

Total Deposits $1,240,272 50.08% $1,236,341 49.92%

Total Borrowings $58,167 30.03% $135,520 69.97%

Total Equity $179,231 53.43% $156,196 46.57%

Tangible Equity $132,236 48.80% $138,754 51.20%

LTM Net Income $17,377 48.63% $18,353 51.37%

2007 Est. Net Income $17,212 49.84% $17,323 50.16%

2008 Est. Net Income $18,860 49.04% $19,601 50.96%

Market Capitalization $229,431,546 50.99% $220,496,843 49.01%

# Relative Valuation Analysis

## *Mergers-of-Equals Transactions*

| Announce Date | Company A / Company B | Name Kept | Headquarters Kept | % of Pro Forma Board From Company B | Company B Ownership | Chairman | CEO | CFO |
|---|---|---|---|---|---|---|---|---|
| 2/26/2007 | LSB Bancshares Inc./ FNB Financial Services Corp. | Neither | Company B | 50% | 47% | Company A | Company A | Company B |
| 12/3/2006 | Bank of New York Co./ Mellon Financial Corp. | Both | Company A | 44 | 37 | Company A | Company B | Company A |
| 6/30/2006 | First Busey Corp./ Main Street Trust Inc. | Company A | Company B | 50 | 43 | Company A | Company B | Company A |
| 6/30/2006 | UnionBancorp Inc/ Centrue Financial Corporation | Company B | NA | 50 | 49 | Company A | Company B | Company A |
| 6/15/2006 | National Mercantile Bancorp/ FCB Bancorp | Company A | Company A | 50 | 49 | Company A | Company B | Company B |
| 5/24/2006 | Region Financial Corp./ AmSouth Bancorp | Company A | Company A | 43 | 38 | Company B | Company B | Company A |
| 4/24/2006 | ChoiceOne Financial Services./Valley Ridge Financial Corp. | Company A | NA | 50 | 48 | Company B | Company A | ChoiceOne |
| 4/6/2005 | Coastal Banking Co./ First Capital Bank Holding Cp | Company A | Company A | 50 | 50 | Company B | Joint | Coastal Bank |
| 11/23/2004 | Grabill Bancorp/ Marbanc Financial Corporation | NA | NA | 38 | 40 | Company A | Company A | Company B |
| 6/30/2004 | Monmouth Community Bancorp/ Allaire Community Bank | NA | Company A | 50 | 50 | Company B | Company A | Company A |
| 1/22/2004 | Region Financial Corp./ Union Planters Corp. | Company A | Company A | 50 | 41 | Company A | Company B | NA |
| 11/24/2003 | Upson Bankshares Incorporated/ First Polk Bankshares Inc. | NA | NA | 44 | 41 | Company A | Company B | First Polk |
| 7/18/2002 | Financial Corp. of Louisiana/ Security Acadia Bcshs, Inc. | Company A | Company A | 50 | 48 | NA | NA | NA |
| 9/6/2001 | UNB Corp./ BancFirst Ohio Corp. | Neither | Company A | 50 | 52 | Company B | Company A | Company A |
| 8/15/2001 | Business Bancorp/ MCB Financial Corp. | Company A | Company B | 50 | 48 | Company A | Company A | Company B |
| 6/13/2001 | Virginia Financial Corp./ VA Commonwealth Financial Corp | Company A | Company B | 50 | 54 | NA | NA | NA |
| 5/31/2001 | Catawba Valley Bancshares Inc./ First Gaston Bank of NC | Company B | Company B | 50 | 40 | NA | Company A | NA |
| 4/20/2001 | MB Financial Inc./ MidCity Financial Corporation | Company A | Company A | 53 | 60 | Company B | Company A | Company A |
| 4/19/2001 | Landmark Bancshares Inc./ MNB Bancshares Inc. | Company A | Company B | 50 | 40 | Company A | Company B | NA |
| 3/27/2001 | New York Community Bancorp/ Richmond County Financial Corp | Company A | Company A | 44 | 40 | Company B | Company A | Company A |
| | Company A | 85.7% | 62.5% | | | | | |
| | Company B | 14.3% | 37.5% | | | | | |
| | Max | | | 53% | 60% | | | |
| | Min | | | 38 | 37 | | | |
| | Average | | | 48 | 46 | | | |
| | Median | | | 50 | 48 | | | |
| **7/26/2006** | **GRANT/LEE** | **UNKNOWN** | **GRANT** | **50 %** | **52 %** | **LEE** | **GRANT** | **GRANT** |

Data Source: Company Reports, SNL Financial

23

SANDLER O'NEILL + PARTNERS, L.P.

# Relative Valuation Analysis

## *All Virginia Commercial Bank Transactions Since January 1, 2003*

| | | | | | | | | | Transaction Information | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Acquiror | St | B/T/F | Seller | St | B/T/F | Annc. Date | Deal Value $(M) | Consideration | Deal Price/4-Qtr EPS(x) | Deal Price/Estimated EPS(x) | Deal Price/Book (%) | Deal Price/Tan. Bk (%) | Tan. Bk Premium/Core Dep. (%) | Deal Price/Seller Price 2 Day Before Annc.(%) |
| United Bankshares Inc. | WV | B | Premier Community Bankshares | VA | B | 1/26/07 | 200.1 | Mixed | 23.5 | 21.2 | 270 | 364 | 25.2 | 71.4 |
| Gateway Financial Holdings | VA | B | Bank of Richmond NA | VA | B | 1/10/07 | 55.8 | Mixed | 27.1 | NA | 281 | 281 | 32.8 | 56.5 |
| Sandy Spring Bancorp Inc. | MD | B | Potomac Bank of Virginia | VA | B | 10/10/06 | 66.0 | Mixed | 41.2 | NA | 257 | 257 | 28.5 | 21.9 |
| Mercantile Bankshares Corp. | MD | B | James Monroe Bancorp Inc. | VA | B | 3/27/06 | 143.8 | Mixed | 32.7 | 25.0 | 331 | 331 | 28.1 | 27.8 |
| Premier Community Bankshares | VA | B | Albemarle First Bank | VA | B | 1/12/06 | 28.7 | Mixed | NM | NA | 235 | 235 | 20.1 | 31.7 |
| Union Bankshares Corp. | VA | B | Prosperity B&TC | VA | B | 10/31/05 | 36.0 | Cash | 24.5 | NA | 336 | 336 | 25.1 | NA |
| American National Bankshares | VA | B | Community First Financial Corp | VA | B | 10/18/05 | 33.1 | Mixed | 30.1 | NA | 211 | 211 | 16.0 | 41.0 |
| Abigail Adams National Bancorp | DC | B | Consolidated B&TC | VA | B | 2/10/05 | 2.6 | Common Stock | NM | NA | 72 | 72 | (1.4) | NA |
| Mercantile Bankshares Corp. | MD | B | Community Bank of N. Virginia | VA | B | 1/24/05 | 211.1 | Mixed | 23.0 | NA | 341 | 343 | 28.6 | 20.9 |
| Argentum Capital Mgmt LLC | NC | B | Smith River Community Bank NA | VA | B | 1/13/05 | 6.5 | Cash | NM | NA | 152 | 152 | 5.3 | NA |
| Union Bankshares Corp. | VA | B | Guaranty Financial Corp. | VA | B | 12/19/03 | 54.1 | Mixed | 28.0 | NA | 268 | 268 | 20.6 | 35.3 |
| Provident Bankshares Corp. | MD | B | Southern Financial Bancorp | VA | B | 11/3/03 | 334.4 | Mixed | 23.1 | 21.6 | 313 | 374 | 74.0 | 21.2 |
| TowneBank | VA | B | Harbor Bank | VA | B | 10/23/03 | 87.2 | Common Stock | 40.7 | NA | 308 | 327 | 35.9 | 61.3 |
| Fulton Financial Corp. | PA | B | Resource Bankshares Corp. | VA | B | 8/25/03 | 195.3 | Common Stock | 18.2 | 16.7 | 331 | 336 | 23.9 | 76.6 |
| First Community Bcshs Inc. | VA | B | CommonWealth Bank | VA | B | 1/27/03 | 24.8 | Mixed | 28.2 | NA | 274 | 274 | 16.6 | 64.9 |
| BB&T Corp. | NC | B | First Virginia Banks Inc. | VA | B | 1/21/03 | 3,375.5 | Common Stock | 18.5 | 17.4 | 270 | 319 | 26.7 | 25.0 |

| | Deal Value $(M) | | Deal Price/4-Qtr EPS(x) | Deal Price/Estimated EPS(x) | Deal Price/Book (%) | Deal Price/Tan. Bk (%) | Tan. Bk Premium/Core Dep. (%) | Deal Price/Seller Price 2 Day Before Annc.(%) |
|---|---|---|---|---|---|---|---|---|
| HIGH | 3,375.5 | | 41.2 | 25.0 | 341 | 374 | 74.0 | 76.6 |
| LOW | 2.6 | | 18.2 | 16.7 | 72 | 72 | (1.4) | 20.9 |
| MEAN | 303.4 | | 27.6 | 20.4 | 266 | 280 | 25.4 | 42.7 |
| MEDIAN | 60.9 | | 27.1 | 21.2 | 272 | 300 | 25.2 | 35.3 |
| **GENERALS** | **241.5** | | **13.9** | **14.0** | **133** | **181** | **10.3** | **4.2** |

Data Source: SNL Financial

24

SANDLER O'NEILL + PARTNERS, L.P.

Relative Valuation Analysis

Mergers-of-Equals Transactions Above $15 Million Since January 1, 2000

Transaction Information

Deal Deal Deal Deal Tan. Bk Deal Price/

Deal Price/ Price/ Price/ Price/ Premium/ Seller Price

B/ Annc. Value 4-Qtr Estimated Book Tan. Bk Core Dep. 2 Day Before

Acquiror St T Seller St Date $(M) Consideration EPS(x) EPS(x)(%)(%)(%) Annc.(%)

LSB Bancshares Inc. NC B FNB Financial Services Corp. NC 2/26/07 127.7 Common Stock 14.0 14.2 176 178 7.9 18.5

Bank of New York Co. NY B Mellon Financial Corp. PA 12/3/06 16,864.4 Common Stock 19.4 9.9 375 782 63.2(0.5)

First Busey Corp. IL B Main Street Trust Inc. IL 9/20/06 348.7 Common Stock 18.2 11.9 239 288 21.1 13.1

UnionBancorp Inc. IL B Centrue Financial Corporation IL 6/30/06 54.3 Common Stock 14.2 NA 126 203 6.3 5.3

National Mercantile Bancorp CA B FCB Bancorp CA 6/15/06 88.4 Common Stock 24.2 NA 189 297 20.1 32.6

ChoiceOne Financial Services MI B Valley Ridge Financial Corp. MI 4/25/06 29.0 Mixed 13.5 NA 139 139 5.4 NA

Coastal Banking Co. SC B First Capital Bank Holding Cp FL 4/6/05 23.8 Common Stock 22.4 NA 176 176 13.2 NA

Grabill Bancorp IN B Marbanc Financial Corporation IN 11/23/04 38.8 Mixed 14.3 NA 182 182 13.9 NA

Monmouth Community Bancorp NJ B Allaire Community Bank NJ 6/30/04 53.0 Common Stock 30.6 NA 362 362 24.5 31.9

Regions Financial Corp. AL B Union Planters Corp. TN 1/22/04 6,000.8 Common Stock 12.0 8.8 196 279 17.9 0.8

Upson Bankshares Incorporated GA B First Polk Bankshares Inc. GA 11/24/03 23.7 Mixed 10.7 NA 126 131 4.8 NA

CNB Holdings Inc. GA B First Capital Bancorp Inc. GA 9/24/03 33.4 Common Stock 17.3 NA 174 174 7.8 NA

UNB Corp. OH B BancFirstohio Corp. OH 9/6/01 216.0 Common Stock 13.9 14.6 193 237 13.6 11.1

Business Bancorp CA B MCB Financial Corp. CA 8/15/01 28.9 Common Stock 9.2 NA 209 209 8.3 30.6

Virginia Financial Corp. VA B Virginia Commonwealth Finl VA 6/13/01 89.2 Common Stock 18.1 NA 173 173 10.9 30.4

Catawba Valley Bancshares Inc. NC B First Gaston Bank of NC NC 5/31/01 16.8 Common Stock 14.5 NA 139 139 6.0 12.6

MB Financial Inc. IL B MidCity Financial Corporation IL 4/19/01 174.8 Common Stock 11.4 13.7 94 103 0.4 NA

First Union Corp. NC B Wachovia Corp. NC 4/15/01 13,627.2 Mixed 16.4 5.3 217 259 20.5 7.4

Chemical Financial Corp. MI B Shoreline Financial Corp. MI 8/22/00 173.4 Common Stock 13.8 6.0 213 256 14.5 18.0

Umpqua Holdings Corp. OR B VRB Bancorp OR 8/15/00 56.0 Common Stock 11.4 10.2 160 211 11.0 27.8

Shore Bancshares Inc. MD B Talbot Bancshares Inc. MD 7/26/00 50.4 Common Stock 10.6 NA 138 138 6.5 0.7

Marathon Financial Corp. VA B Rockingham Heritage Bank VA 4/20/00 15.3 Common Stock 12.7 NA 132 132 4.6(0.2)

Valley Capital Corp. MS B State Capital Corp. MS 4/20/00 16.5 Mixed 15.7 NA 118 118 2.7 NA

National Commerce Bancorp. TN B CCB Financial Corp. NC 3/20/00 1,920.6 Common Stock 12.7 15.3 267 273 20.6 21.3

HIGH 16,864.4 30.6 15.3 375 782 63.2 32.6

LOW 15.3 9.2 5.3 94 103 0.4(0.5)

MEAN 1,669.6 15.5 11.0 188 227 13.6 15.4

MEDIAN 55.2 14.1 11.0 176 192 10.9 13.1

GENERALS 241.5 13.9 14.0 133 181 10.3 4.2

Data Source: SNL Financial

V. Pro Forma Analysis

Pro Forma Analysis

Modeling Assumptions

Fixed Exchange Ratio: 1.5850x

Aggregate Consideration: $241.5 Million Consideration: 100% Stock Assumed Transaction Closing Date: Q4 2007 GRANT’s Ownership in Pro Forma Company: 48.3% Pre-Tax Opportunity Costof Cash: 6.0%

CDI Method: 2.91% combined premium on core deposits amortized over 8 years SL Cost Savings: $9.5 million pre-tax One-Time Deal Expenses: $8.5 million pre-tax Market Data as of July 24, 2007

Pro Forma Analysis

Summary

Pro Forma

Closing Year Ended Projected Years:

12/31/2007 12/31/2008 12/31/2009 12/31/2010

GAAP Earnings:

GRANT Stand-Alone EPS $ 1.81 $ 1.94 $ 2.11

LEE Stand-Alone EPS $ 2.53 $ 2.71 $ 2.90

Pro Forma EPS $ 1.88 $ 2.02 $ 2.19

4.16% 3.52% 3.79% GRANT EPS Accretion / (Dilution)

LEE EPS Accretion / (Dilution) 18.00% 18.31% 19.68%

LEE Pro Forma Dividend/Share Pickup (Dil.) 15.15% 14.58% 14.07%

Cash Earnings:

GRANT Stand-Alone Cash EPS $ 1.85 $ 1.98 $ 2.15

LEE Stand-Alone EPS $ 2.60 $ 2.76 $ 2.93

Pro Forma Cash EPS $ 2.02 $ 2.16 $ 2.33

9.02% 8.00% 9.00% GRANT Cash EPS Accretion / (Dilution)

LEE Cash EPS Accretion / (Dilution) 23.29% 24.04% 25.77%

Tangible Book Value:

GRANT Stand-Alone TBV $ 13.36 $ 14.55 $ 15.84 $ 17.26

LEE Stand-Alone TBV $ 18.72 $ 20.44 $ 22.27 $ 24.20

Pro Forma TBV $ 11.79 $ 13.24 $ 14.79 $ 16.46

GRANT TBV Accretion / (Dilution)(11.72%)(8.99%)(6.61%)(4.63%)

2.68% 7.78% (0.14%) LEE TBV Accretion / (Dilution) 5.27%

Pro Forma Capital Ratios:

Tang. Equity / Tang. Assets 8.52% 9.14% 9.69% 10.08%

Tier I Leverage Ratio 9.65% 10.41% 10.95% 11.37%

Tier I Capital Ratio 11.25% 12.00% 12.68% 13.14%

Total Capital Ratio 12.38% 13.16% 13.85% 14.33%

Intangibles / Total Equity 34.19% 30.91% 27.91% 25.13%